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                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934
        Date of Report (Date of earliest event reported): August 29, 2003

                                  CALTON, INC.
             (Exact name of registrant as specified in its charter)

          NEW JERSEY                    1-8846                  22-2433361
(State or other jurisdiction of    (Commission File           (IRS Employer
         incorporation                  Number)           Identification Number)

                           2013 INDIAN RIVER BOULEVARD
                            VERO BEACH, FLORIDA 32960
          (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (772) 794-1414

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Item 5.   Other Events and Regulation FD Disclosure
          -----------------------------------------

Commencement of Homebuilding Activities
---------------------------------------

     On August 29, 2003, Calton, Inc. completed the acquisition of 35 residential lots in The Riverside at the Island Club, a 121 home residential community being developed in Vero Beach, Florida for approximately $4.8 million. This acquisition marks the Company's entrance into the residential homebuilding business. As part of the transaction, the Company acquired a sales backlog of approximately $4.3 million, representing homes subject to contracts of sale with homebuyers. The Company has agreed to administer and supervise certain warranty work on homes previously delivered by Beazer Homes Corp. ("Beazer"), the seller, in the development prior to the transaction, but all of such warranty work, if any, remains the financial obligation of Beazer. The Company plans to complete the development of the Vero Beach project and pursue other opportunities in the homebuilding industry in Florida.

     The Company used approximately $1.5 million of working capital and borrowings of approximately $3.3 million under its loan agreement with Harbor Federal Savings Bank to fund the acquisition of the lots. (See below.)


Loan Agreement
--------------

     On August 29, 2003, the Company entered into a loan agreement with Harbor Federal Savings Bank. The loan agreement provides for $1.2 million of acquisition and construction financing and a $5 million revolving line of credit. Interest on advances, which are secured by a mortgage on the property acquired from Beazer, accrues at a rate equal to the prime rate plus one percent (1%). The loan agreement has a term of two years expiring in August 2005.

Private Placement
-----------------

     On August 29, 2003, the Company sold 4,500,000 shares of its common stock to four of its officers at a price of $0.24 per share. The officers who participated in the private placement transaction and the number of shares purchased by each such officer is set forth below:

          Name                        Title           Number of Shares Purchased
-------------------------- -------------------------- --------------------------
Anthony J. Caldarone       Chairman and CEO                  2,597,000
John G. Yates              President                           561,000
Maria F. Caldarone         Executive Vice President            929,500
Laura A. Camisa            Senior Vice President               412,500

                                       2
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Item 7.   Exhibits.
          ---------

   Exhibit 10 Amendment to Stock Purchase Agreement dated as of June 26, 2003 (incorporated by reference to Exhibit B to Schedule 13D/A filed with the Securities and Exchange Commission by Anthony J. Caldarone with respect to the Company's Common Stock on September 3, 2003).

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has fully caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Calton, Inc.
                                            ------------------------------------
                                            (Registrant)



                                        By: /s/ Thomas C. Corley
                                            ------------------------------------
                                            Thomas C. Corley, Senior
                                            Vice-President, Treasurer and Chief
                                            Financial Officer
Dated: September 10, 2003








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